Exhibit 99.1
RED CAT REPORTS Q2 2026 REVENUE GROWTH OF 527% Y/Y; Q2 GROSS MARGINS INCREASE 39% VS Q2 2025; GROSS MARGINS INCREASED 27% SEQUENTIALLY FROM Q1 2026

SALT LAKE CITY, UT., August 6, 2026 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat" or the "Company"), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, reports its financial results for the quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights
•Total revenue: $20.2 million, an increase of 527% compared to Q2 2025.
•Gross profit: $3.3 million, an increase of $2.9 million from Q2 2025.
•Gross margin: 16.1%, representing a year-over-year improvement of 39% from Q2 2025, and a sequential improvement of 27% from Q1 2026.
Business Highlights
•Red Cat’s Teal Drones Advances to Gauntlet II of Drone Dominance Program, positioning Teal Drones among a select group of finalists competing in the next phase of a potentially significant procurement opportunity focused on rapidly fielding low-cost, attributable drone systems for U.S. military operations.

•Completed the acquisition of Quaze Technologies, adding wireless power transfer technology that addresses one of the most significant barriers to persistent autonomy. Quaze's charging architecture enables autonomous recharging and supports longer-duration operations across drones, robotic systems and uncrewed maritime platforms.

•Introduced Hellcat™, a globally configurable small UAS platform built on the proven Black Widow architecture, expanding Red Cat's international addressable market with a platform designed to support allied defense customers worldwide.

•Expanded Red Cat's autonomy capabilities through joint product development and demonstrations where Red Cat and Apium presented a multi-vendor, find, fix, finish solution under a single command and control, including ISR provided by Black Widow, with kinetic finish by Fang 7 orchestrated by Apium's Paradigm autonomy.

•Secured contract between Blue Ops and U.S. Navy to lease its Variant 7 and participate in testing, integration, and electronic warehouse under the U.S. Navy's Office of Naval Research.

•Scaled Blue Ops into a leading maritime operations platform by driving the U.S.-built Variant 7 uncrewed surface vessel to full-rate production and successfully launched and validated the latest variant of our 5 meter USV, advancing our maritime autonomy roadmap expanding autonomous capabilities across air, land and sea platforms.

•Apium and Blue Ops have been selected to participate in the U.S. Office of Naval Research Global's mACE3 and mACE4 operational experimentation events at MCAS Cherry Point, North Carolina, highlighting continued engagement with the U.S. Navy and Marine Corps on advanced autonomous maritime capabilities.

•Secured new orders from the U.S. Air Force Security Forces for Black Widow™ drones, train-the-trainer support, batteries, and mission critical spares.

"Our second quarter results reflect the continued execution of a strategy that is transforming Red Cat into a leading all-domain autonomy platform for defense and national security," said Jeff Thompson, Chairman and Chief Executive Officer of Red Cat. "Revenue increased more than fivefold year-over-year as we scaled deliveries, expanded production capacity and continued to invest in technologies that enhance our competitive position across air, land and maritime operations. We also expanded gross margins 39% year-over-year and 27% sequentially, demonstrating the benefits of scale, production efficiencies and a more diversified product portfolio.

During the quarter, we advanced to Gauntlet II of the Drone Dominance program, ramped Blue Ops into full-rate production, completed the acquisition of Quaze Technologies and continued expanding our autonomy, power and robotic capabilities through strategic investments. Together, these initiatives strengthen our ability to deliver integrated solutions that help customers deploy, sustain and scale autonomous operations in increasingly complex environments.
With more than $325 million of cash on the balance sheet, expanding manufacturing capacity and a growing Family of Systems spanning air, land and sea, we believe Red Cat is uniquely positioned to capitalize on the accelerating adoption of unmanned and autonomous systems. We remain focused on executing against the significant opportunities in front of us and progressing toward our revenue outlook."
Balance Sheet
•Cash at June 30, 2026 totaled $325.6 million, compared to $167.9 million at December 31, 2025.
•Inventory and prepaid inventory at June 30, 2026 totaled $84.8 million, compared to $30.4 million at December 31, 2025.
Target Revenue
•Red Cat is reaffirming its full year target revenue in the range of $150 million and $180 million.
Conference Call Details
Red Cat will host a live video webinar to discuss its second quarter 2026 financial results at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on August 6, 2026. Participants may register in advance to join the live Video Webinar on Zoom at Red Cat's Investor Relations website at https://ir.redcatholdings.com/news-events. Log-in instructions will be available after registering for the event. An archived replay of the event will be available on Red Cat’s investor relations website beginning approximately two hours after the call concludes.
About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.
Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating to Company's revenue guidance and financial outlook, expectations regarding gross margins and product diversity, anticipated timing of the Quaze Technologies acquisition, plans for manufacturing and strategic partnerships, expectations regarding future defense budget allocations, and the Company's ability to scale its operations the Company's revenue guidance and financial outlook, expectations regarding gross margins and product diversity, anticipated timing of the Quaze Technologies acquisition, plans for manufacturing and strategic partnerships, expectations regarding future defense budget allocations, and the Company's ability to scale its operations. Forward-looking statements are based on Red Cat’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Form 10-K filed with the Securities and Exchange Commission on March 19, 2026, Red Cat's quarterly reports on Form 10-Q, and the other filings Red Cat makes with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat undertakes no duty to update such information except as required under applicable law.
Contact:
INVESTORS:
Ankit Hira
Solebury Strategic Communications for Red Cat Holdings, Inc.
E-mail: RCAT@soleburystrat.com

NEWS MEDIA:
Peter Moran
Phone: (347) 880-2895
Email: peter@indicatemedia.com

RED CAT HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2026	December 31, 2025
ASSETS
Cash	$325,553	$167,865
Accounts receivable, net	9,543	26,155
Inventory, including prepaid inventory	84,844	30,394
Prepaid expenses and other current assets	5,173	2,524
Total current assets	425,113	226,938

Goodwill and intangible assets, net	67,293	24,590
Property and equipment, net	19,090	7,797
Other long-term assets	2,776	1,227
Operating lease right-of-use assets	13,215	13,125
Total long-term assets	102,374	46,739

TOTAL ASSETS	$527,487	$273,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$12,778	$3,619
Accrued expenses	7,835	5,087
Debt obligations - short-term	892	350
Contract liabilities and deposits	258	261
Operating lease liabilities	1,447	1,011
Acquisition consideration payable	5,404	—
Convertible notes payable	—	4,518
Total current liabilities	28,614	14,846

Deferred income taxes	3,072	443
Operating lease liabilities	12,534	12,556
Acquisition consideration payable	12,092	—
Total long-term liabilities	27,698	12,999
Total liabilities	56,312	27,845

Stockholders’ equity	729,807	442,652
Accumulated deficit	(258,632)	(196,820)
Total stockholders’ equity	471,175	245,832
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$527,487	$273,677

Condensed Consolidated Statements of Operations (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues, net	$20,189	$3,219	$35,660	$4,848
Cost of goods sold	16,929	2,844	30,435	5,324
Gross profit (loss)	3,260	375	5,225	(476)

Operating Expenses:
Research and development	14,219	3,598	22,191	7,031
Sales and marketing	6,439	3,188	11,016	6,502
General and administrative	21,247	6,236	37,964	11,116
Total operating expenses	41,905	13,022	71,171	24,649
Operating loss	(38,645)	(12,647)	(65,946)	(25,125)

Interest income, net	(1,925)	(155)	(3,219)	(210)
Other (income) expense, net	(1,484)	787	(943)	11,487
Total other (income) expense, net	(3,409)	632	(4,162)	11,277
Loss before provision for income taxes	(35,236)	(13,279)	(61,784)	(36,402)
Income tax expense	23	—	28	—
Net loss	(35,259)	(13,279)	(61,812)	(36,402)
Loss per share - basic and diluted	$(0.26)	$(0.15)	$(0.48)	$(0.41)

Weighted average shares outstanding - basic and diluted	136,888	91,295	128,924	88,400

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)
	Six months ended June 30,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(61,812)	$(36,402)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation	9,859	3,634
Depreciation and amortization of intangible assets	2,284	1,110
Convertible notes payable fair value adjustment	867	6,864
(Gain) loss on extinguishment of convertible notes payable	(326)	4,623
Unrealized gain on equity securities	(1,521)	—
Change in fair value of contingent consideration	42	—
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	16,644	(523)
Inventory	(49,937)	(3,219)
Prepaid inventory	(4,513)	(4,185)
Prepaid expenses and other	(2,012)	(1,125)
Operating lease right-of-use assets and liabilities	313	48
Contract liabilities and deposits	(3)	338
Accounts payable	9,066	(568)
Accrued expenses	2,300	600
Net cash used in operating activities	(78,749)	(28,805)

Cash Flows from Investing Activities
Cash paid for acquisition, net of cash acquired	(427)	—
Purchases of property and equipment	(12,557)	(580)
Net cash used in investing activities	(12,984)	(580)

Cash Flows from Financing Activities
Proceeds from issuance of common stock through public offerings	258,750	76,750
Payment of costs related to public offerings	(13,512)	(4,982)
Proceeds from issuance of convertible notes payable	—	15,000
Debt issuance costs	—	(567)
Payments of convertible notes payable	—	(1,650)
Proceeds from exercise of warrants	4,305	300
Payments of taxes withheld upon vesting of employee stock awards	(679)	—
Proceeds from exercise of stock options	575	1,310
Payments under debt obligations	(18)	—
Net cash provided by financing activities	249,421	86,161

Net increase in Cash	157,688	56,776
Cash, beginning of period	167,865	9,154
Cash, end of period	$325,553	$65,930

Reconciliation of Non-GAAP adjusted EBITDA (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(35,259)	$(13,279)	$(61,812)	$(36,402)
Adjustments:
Income tax (benefit) expense	23	—	28	—
Interest (income) expense, net	(1,925)	(155)	(3,219)	(210)
Depreciation and amortization	1,472	524	2,284	1,110
Other (income) expense, net(1)	(1,484)	787	(943)	11,487
Impairment loss(2)	—	—	—	—
Restructuring costs(3)	67	41	67	68
Stock based compensation	5,041	2,035	9,859	3,634
Non-routine legal expenses(4)	227	144	353	185
Other adjustment items(5)	—	—	—	—
Adjusted EBITDA	$(31,838)	$(9,903)	$(53,383)	$(20,128)

(1) Other (income) expense, net. Represents convertible note payable fair value adjustment, gain on extinguishment of convertible notes payable, and other income, net.
(2) Impairment loss. Represents an impairment charge to goodwill and or intangible assets.
(3) Restructuring costs. Represents restructuring costs incurred for cost reduction actions which may include employee termination costs, facility shut-down related costs, costs for unused, excess or exited facilities.
(4) Non-routine legal expenses. Represents external legal expenses incurred in connection with pending legal settlements and other legal related matters.
(5) Other adjustment items. Represents other adjustments that are non-recurring and outside the normal course of operations that do not readily fall into any other categories.

Notice Regarding Use of Non-GAAP Financial Measures

This press release contains Non-GAAP financial measures, including Adjusted EBITDA (which excludes, among other things, income tax expenses (benefits), net interest (income) expenses, depreciation and amortization, other expenses (income), impairment losses, restructuring related items, stock based compensation expense, non-routine legal expenses, and any other one-time adjustments. The Company’s management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating the Company’s performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial results. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.